UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 10, 2012, Lincare Holdings Inc. issued a press release announcing that Paul G. Gabos, Chief Financial Officer and Principal Accounting Officer will retire from the Company at the end of 2012 upon expiration of his current employment agreement.

(c) Also on February 10, 2012, Lincare Holdings Inc. announced the execution of amended employment agreements with John P. Byrnes, the Company’s Chief Executive Officer and Shawn S. Schabel, the Company’s President and Chief Operating Officer. Copies of the Company’s press release and the related amended employment agreements and restricted stock agreements are attached hereto as Exhibits 99.1, 10.1 through 10.4 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Fourth Amended Employment Agreement between Lincare Holdings Inc. and John P. Byrnes dated February 10, 2012.

10.2	Fourth Amended Employment Agreement between Lincare Holdings Inc. and Shawn S. Schabel dated February 10, 2012.

10.3	Restricted Stock Agreement between Lincare Holdings Inc. and John P. Byrnes dated February 10, 2012

10.4	Restricted Stock Agreement between Lincare Holdings Inc. and Shawn S. Schabel dated February 10, 2012

99.1	Press Release of Lincare Holdings Inc., dated February 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincare Holdings Inc.

By:	/s/ Paul G. Gabos

Paul G. Gabos
Chief Financial Officer, Treasurer and Secretary

February 14, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amended Employment Agreement between Lincare Holdings Inc. and John P. Byrnes dated February 10, 2012.

10.2	Fourth Amended Employment Agreement between Lincare Holdings Inc. and Shawn S. Schabel dated February 10, 2012.

10.3	Restricted Stock Agreement between Lincare Holdings Inc. and John P. Byrnes dated February 10, 2012

10.4	Restricted Stock Agreement between Lincare Holdings Inc. and Shawn S. Schabel dated February 10, 2012

99.1	Press Release of Lincare Holdings Inc., dated February 10, 2012